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                                                                   Exhibit 10(c)

                              Third Amendment to
                            the 1994 Restatement of
                               Aon Savings Plan
                               ----------------


     Whereas, the Aon Savings Plan (the "Plan") is currently set out in the 1994 Restatement of Aon Savings Plan, which was generally effective as of January 1, 1994 (the "Restatement").

     Whereas, the Board of Directors of Aon Corporation desires to amend the Plan pursuant to the Board's authority to do so under Section 12.01 of the Plan.

     Now, therefore, the Plan, as set out in the Restatement, is amended as follows, effective as of January 1, 1996:

     Section 3.01. A new paragraph (v) of subsection (a) of Section 3.01 shall be added to read as follows:

                    (v) The aggregate contribution of the Companies for Employees shall include a special contribution (the "Special Contribution") equal to one hundred percent (100%) of the Basic Pay Deferral Amounts deferred as of the Closing Date by Participants who are listed on Schedule 6(a) ("RDG Participants") of the Asset Purchase Agreement between Aon Corporation and Resource Financial Corporation (the "Agreement"). (Schedule 6(a) is attached as Exhibit A). The Special Contribution shall be made only on Basic Pay Deferral Amounts of up to 3% of a Participant's Compensation and shall not be made on additional Basic Pay Deferral Amounts. For this purpose:

                    (A) The Closing Date shall mean the date of the sale and purchase of the common stock of Ryan Dealer Group, Inc., and other assets as contemplated in the Agreement.

                    (B)  No additional Company contributions described in
                         Section 3.01(a)(iii) shall be posted to the accounts of RDG Participants for the Plan Year beginning January 1, 1996. Instead, there shall be posted to the Company Contribution Account of each RDG Participant such Participant's share of the Special Contribution in accordance with the rules of Section 4.01.

                    (C) Notwithstanding the requirements of Section 3.02, the date of the contribution of the Special Contribution will be deemed to be the Closing Date, even though received by the Trustee at a later or earlier date.

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      Section 9.02  A new subsection (h) of section 9.02 shall be added to read as follows:

          (h) Participants who are listed on Schedule 6(a) of the Asset Purchase Agreement ("RDG Participants") between Aon Corporation and Resource Financial Corporation, shall be 100% vested on the date of the sale and purchase of the common stock of Ryan Dealer Group, Inc.

     Section 8.12.  A new section 8.12 shall be added to read as follows:

             8.12   TRUSTEE TO TRUSTEE TRANSFERS. A participant who is listed on
                    Schedule 6(a) ("RDG Participants") of the Asset Purchase Agreement between Aon Corporation and Resource Financial Corporation (the "Agreement") shall be entitled to direct the Trustee to transfer the balance in such Participant's account directly to the trustee or custodian of a cash or deferred arrangement which is established by Resource Financial Corporation, consistent with the requirements of
                    Section 14.03; provided, however, that no transfer will be effective unless such other cash or deferred arrangement has been determined to be qualified under Section 401(a) of the Code.

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IN WITNESS WHEREOF, Aon Corporation hereby adopts this Third Amendment to the

1994 Restatement of Aon Savings Plan, effective as set forth above, as of this

1st day of August, 1996.


                                            Aon CORPORATION

                                            By: /s/ Daniel T. Cox
                                               ---------------------------
                                               Daniel T. Cox
                                               Executive Vice President


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